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                                EXHIBIT 23.1

                         CONSENT OF ERNST & YOUNG LLP


    We consent to the incorporation by reference in the Registration Statement (Form S-8) of Belden Inc. pertaining to the Belden Inc.
Non-Employee Director Stock Plan of our report dated January 23, 1996, with respect to the consolidated financial statements of Belden Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended
December 31, 1995 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP


St. Louis, Missouri
August 29, 1996

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